Exhibit 10.1

                                 GENERAL RELEASE

      THIS GENERAL RELEASE, DATED JANUARY 25, 2000 IS GIVEN BY THE RELEASOR, DONALD BROUNSTEIN, REFERRED TO AS "BROUNSTEIN," TO HUMASCAN INC., THE NEW ALGAE COMPANY, INC., AND THE NEW EARTH COMPANY INC., COLLECTIVELY REFERRED TO AS "HUMASCAN."

      1. Release. Brounstein hereby releases and gives up any and all claims and rights, which he may have against HumaScan. This Release applies to claims resulting from anything, which has happened up to now. Brounstein specifically releases the following claims:

      Any and all claims which were asserted or which could have been asserted in the action styled Donald Brounstein v. HumaScan. Inc., The New Algae Company, Inc., The New Earth Company, Inc., d/b/a Cell Tech, and John Does 1-10, Superior Court of New Jersey, Law Division, Union County, Docket No. UNN-L-4816-99.

      IT IS EXPRESSLY understood and agreed that the release and acceptance of the said below stated amount is in full accord and satisfaction and in compromise of all disputed claims between Brounstein and HumaScan and that the payment and release are made for the purpose of terminating all disputes and litigation between the parties identified in this Release, (i.e., Brounstein and HumaScan).

      2. Payment. Brounstein has been paid a total of 31,250.00, in full payment for making this Release. Brounstein agrees that he will not seek any further payment from HumaScan.

      3. Who is Bound. Brounstein is bound by this Release. Anyone who succeeds to Brounstein's rights and responsibilities, such heirs, executors, successors and assigns are also bound.

      4. Signatures. I understand and agree to the terms of this Release. If this Release is made by a corporation its proper corporate officers sign and its corporate seal is affixed.

WITNESS:                              Donald Brounstein

BY:


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

STATE OF NEW JERSEY

SS

COUNTY OF UNION

I CERTIFY that on February 2, 2000, Donald Brounstein personally came before me and acknowledged under oath, to my satisfaction, that he; (a) is named in and personally signed this document; and (b) signed, sealed and delivered this document as his or her act and deed.

Prepared by: NOTARY PUBLIC OF NEW JERSEY

Commission Expires June 7; 2000

Francis P. Maneri


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